Thacher Proffitt & Wood LLP Two World Financial Center New York, NY 10281 212.912.7400 Fax: 212.912.7751 www.tpw.com

April 19, 2007

Merrill Lynch Mortgage Investors, Inc.
4 World Financial Center
250 Vesey Street
New York, New York 10080

Merrill Lynch Mortgage Investors, Inc.
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Merrill Lynch Mortgage Investors, Inc., a Delaware corporation (the “Registrant”), in connection with the registration under the Securities Act of 1933, as amended (the “1933 Act”), of pass-through certificates evidencing ownership interests in mortgage loans or interests therein, and the related preparation and filing of a Registration Statement on Form S-3 as amended by any pre-effective amendments filed with respect to the Registration Statement (as amended by any pre-effective amendments filed with respect thereto, the “Registration Statement”).

Pass-through certificates are issuable in series under separate pooling and servicing agreements, each creating a separate pass-through trust under the laws of the State of New York as the issuing entity and each among the Registrant as depositor and a trustee, one or more master servicers and any special servicer, fiscal agent, certificate administrator and/or tax administrator, as identified in the prospectus supplement for such series of pass-through certificates. Each pooling and servicing agreement will be substantially in the form listed as an exhibit to incorporated by reference in the Registration Statement.

In rendering this opinion letter, we have examined the Registration Statement and the exhibits thereto and such other documents as we have deemed necessary. We have also assumed the necessary entity power, authority, authorization, execution, authentication, offer and sale of and of each series of pass-through certificates at the time of the takedown thereof under the Registration Statement, pursuant to and in accordance with the related pooling and servicing agreement, underwriting agreement and prospectus supplement. The opinion expressed herein with respect to enforceability is subject to general principles of equity and the effect of bankruptcy, insolvency, fraudulent conveyance and transfer and other similar laws of general applicability affecting the rights of creditors.

In rendering this opinion letter, we do not express any opinion concerning any laws other than the federal laws of the United States, including without limitation the Internal Revenue Code of 1986, as amended, and the laws of the States of New York and, to the extent applicable, Delaware. We do not express any opinion herein with respect to any matter not specifically addressed in the opinions expressed below.

The tax opinions set forth below are based upon the existing provisions of applicable law and regulations issued or proposed thereunder, published rulings and releases of applicable agencies or other governmental bodies and existing case law, any of which or the effect of any of which could change at any time. Any such changes may be retroactive in application and could modify the legal conclusions upon which such opinions are based.

Based upon and subject to the foregoing, it is our opinion that:

1.
Each series of pass-through certificates will be legally and validly issued, enforceable under the laws of the State of New York in accordance with its terms, fully paid and non-assessable and entitled to the benefits of the related pooling and servicing agreement.

2.
The descriptions of federal income tax consequences appearing under the heading “Federal Income Tax Consequences” in the prospectus and the form of prospectus supplement contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of investment in the securities to which those descriptions relate, are accurate with respect to those tax consequences which are discussed, and we hereby adopt and confirm those descriptions as our opinions.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement, and to the use of our name in the prospectus and the form of prospectus supplement included in the Registration Statement under the headings “Federal Income Tax Consequences” and “Legal Matters”, without admitting that we are “persons” within the meaning of Section 7(a) or 11(a)(4) of the 1933 Act, or “experts” within the meaning of Section 11 thereof, with respect to any portion of the Registration Statement.

Very truly yours,

/s/ Thacher Proffitt & Wood LLP